                                                                    Exhibit 20.1

March 1, 2000

                                  ANNUAL REPORT

                                MELLON BANK, N.A.

                    MELLON BANK HOME EQUITY LOAN TRUST 1996-1

                              ANNUAL PERIOD ENDING

                                DECEMBER 31, 1999


Reimbursement of Previous Liquidation Loss Amounts for 1999 per Clause (viii) of
Section 5.03:

                                                                                          $     -0-

Principal Collections for 1999 per clause (xi) of Section 5.03:

                  (a) Distributed to Seller                                               $  6,687,030.00
                  (b) Certificate Principal Collections                                   $253,508,699.00
                  (c) Total Principal Collections                                         $260,195,729.00


                                           MELLON BANK, N.A., as Servicer



                                           By /s/ Patrick Ryan
                                             -----------------------------
                                             Name:  Patrick Ryan
                                             Title: First Vice President